Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results, with Record Quarterly Revenue and Adjusted EBITDA(1), and Updates 2023 Financial Guidance Ranges

•	Revenue increased 13.9% to a quarterly record of $403.7 million in the second quarter of 2023 from $354.4 million in the second quarter of 2022; Excluding Revenue from our Artificial Intelligence (“AI”) reporting segment, Revenue from the Imaging Centers reporting segment in the second quarter of 2023 was $401.3 million, an increase of 13.8% from last year’s second quarter of $352.8 million
•	Excluding losses from our AI reporting segment, Adjusted EBITDA(1) from the Imaging Centers reporting segment was a quarterly record of $63.7 million in the second quarter of 2023 as compared with $55.5 million in the second quarter of 2022, an increase of 14.7%; Adjusted EBITDA(1), including losses from our AI reporting segment, was $60.4 million in the second quarter of 2023 as compared with $51.3 million in the second quarter of 2022, an increase of 17.7%
•	After adjusting for certain unusual or one-time items impacting the quarter and AI losses, Adjusted Earnings(3) was $14.9 million and diluted Adjusted Earnings Per Share(3) was $0.24 for the second quarter of 2023 compared with Adjusted Earnings(3) of $8.6 million and diluted Adjusted Earnings Per Share(3) of $0.15 for the second quarter of 2022
•	Aggregate procedural volumes increased 11.4% and same-center procedural volumes increased 7.1% compared with the second quarter of 2022
•	On June 16th, RadNet completed its upsized public offering of common stock, raising $246 million of net proceeds; At June 30, 2023, RadNet had a $357 million cash balance
•	RadNet increases full-year 2023 guidance levels for Revenue and Adjusted EBITDA(1) from the Imaging Center Segment

LOS ANGELES, California, August 9, 2022 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 363 owned and operated outpatient imaging centers, today reported financial results for its second quarter of 2023.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am very pleased with the continued strength of our core imaging center business. In our Imaging Center segment, Revenue increased 13.8% and Adjusted EBITDA(1) increased 14.7% from last year’s second quarter. Our record quarterly Revenue and Adjusted EBITDA(1) were driven by 11.4% aggregate and 7.1% same-center procedural volume growth relative to last year’s second quarter, along with effective expense management. We continue to benefit from the steady growth in the overall industry as well as the accelerating shift from hospital-based procedures to lower-cost, more convenient freestanding centers.”

“As a result of the positive trends we are experiencing in our core business and the strong financial performance of the first and second quarters, we have elected to revise upwards our 2023 full year Imaging Center segment Revenue and Adjusted EBITDA(1) guidance levels in anticipation of financial results that we believe will exceed both our original guidance ranges and those that were revised after our first quarter results,” added Dr. Berger.

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Dr. Berger continued, “Our AI segment has begun to demonstrate accelerated growth. Compared with last year’s second quarter, our AI revenue grew 52.8%. Additionally, for the first six months of 2023 compared with last year’s same six-month period, our AI division Revenue grew 109%. We are experiencing increasing enrollment as we roll-out our Enhanced Breast Cancer Detection program and we are encouraged about its future success. While this service offering continues to gain acceptance from our patients and referring physicians, we have spent a considerable amount time and effort in optimizing the educational benefits and pricing to achieve wider adoption and exposure. These efforts purposefully slowed the roll-out by 90-120 days, impacting the implementation and delaying the financial performance of the program.”

“To assist with the growth and commercialization of our digital health businesses, which in addition to our AI initiatives, includes our eRAD radiology informatics businesses, we are pleased to welcome the addition to our management team of Sham Sokka and Sanjog Misra, both with extensive experience in medical software and AI businesses. These senior management additions emphasize our commitment to, and confidence in our digital businesses. We believe these digital health initiatives will have a transformative impact on both RadNet’s AI and Imaging Center businesses, and positions us to be a significant agent of change in our dynamic industry, an industry that is driven by technology and innovation,” said Dr. Berger.

“In response to the heavy volume demands we are experiencing in many of our imaging center regions, we are growing capacity and access through the de novo strategy we embarked on last year. We opened one de novo facility during the second quarter, and anticipate opening five additional centers by year end as well as another six facilities planned in 2024. Our hospital and health system joint venture offerings continue to grow with new system partnerships and through expansion of existing relationships,” concluded Dr. Berger.

Second Quarter Financial Results

For the second quarter of 2023, RadNet reported Revenue from its Imaging Centers reporting segment of $401.3 million and Adjusted EBITDA(1) of $63.7 million, which exclude Revenue and Losses from the AI reporting segment. As compared with last year’s second quarter, Revenue increased $48.5 million (or 13.8%) and Adjusted EBITDA(1) increased $8.2 million (or 14.7%). Including our AI reporting segment, Revenue was $403.7 million in the second quarter of 2023, an increase of 13.9% from $354.4 million in last year’s second quarter. Including the losses of the AI reporting segment, Adjusted EBITDA(1) was $60.4 million in the second quarter of 2023 and $51.3 million in the second quarter of 2022, an increase of 17.7%.

For the second quarter of 2023, RadNet reported Net Income of $8.4 million as compared with $7.9 million for the second quarter of 2022. Diluted Net Income Per Share for the second quarter of 2023 was $0.12, compared with a Diluted Net Income Per Share of $0.13 in the second quarter of 2022, based upon a weighted average number of diluted shares outstanding of 60.9 million shares in 2023 and 57.0 million shares in 2022.

There were a number of unusual or one-time items impacting the second quarter including: $4.2 million of non-cash gain from interest rate swaps; $1.0 million expense related to the change in valuation of contingent consideration related to completed acquisitions; $759,000 expense related to leases for our de novo facilities under construction that have yet to open their operations; and $8.7 million of pre-tax losses related to our AI reporting segment. Adjusting for the above items, Adjusted Earnings(3) from the Imaging Centers reporting segment was $14.9 million and diluted Adjusted Earnings Per Share(3) was $0.24 during the second quarter of 2023. This compares with Adjusted Earnings(3) of $8.6 million and diluted Adjusted Earnings Per Share(3) of $0.15 during the second quarter of 2022.

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Also, affecting Net Income in the second quarter of 2023 were certain non-cash expenses and unusual items including: $4.9 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.9 million of severance paid in connection with headcount reductions related to cost savings initiatives; $77,000 loss on the disposal of certain capital equipment; and $748,000 of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

For the second quarter of 2023, as compared with the prior year’s second quarter, MRI volume increased 11.8%, CT volume increased 11.3% and PET/CT volume increased 18.3%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 11.4% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2023 and 2022, MRI volume increased 7.3%, CT volume increased 6.3% and PET/CT volume increased 18.8%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 7.1% over the prior year’s same quarter.

Six Month Financial Results

For the six month period of 2023, RadNet reported Revenue from its Imaging Centers reporting segment of $789.8 million and Adjusted EBITDA(1) Excluding Losses from the AI reporting segment of $116.4 million. Revenue increased $95.8 million (or 13.8%) and Adjusted EBITDA(1) increased $19.1 million (or 19.7%). Including our AI reporting segment Revenue of $4.5 million, Revenue was $794.3 million in the six months of 2023, an increase of 14.1% from $696.1 million in last year’s six-month period. Including the AI reporting segment Adjusted EBITDA(1) losses, Adjusted EBITDA(1) for the six month period of 2023 was $108.6 million as compared with $89.5 million in the same six month period of 2022.

For the six-month period in 2023, RadNet reported Net Loss of $12.6 million, compared with Net Income of $10.9 million in the first six months of 2022. Per share Net Loss for the first six months of 2023 was $(0.21), compared to a diluted Net Income per share of $0.18 in the same six-month period of 2022 (based upon a weighted average number of diluted shares outstanding of 59.2 million in 2023 and 56.7 million in 2022).

Affecting Net Income for the six month period of 2023 were certain non-cash expenses and non-recurring items including: $17.1 million of non-cash employee stock compensation expense; $16.2 million of pre-tax losses related to our AI reporting segment; $2.0 million of severance paid in connection with headcount reductions related to cost savings initiatives; $1.7 million of non-operational rent expense associated with certain un-opened de novo locations: $656,000 loss on the disposal of certain capital equipment; $66,000 of non-cash gain from interest rate swaps; and $1.5 million of amortization of deferred financing costs and loan discount related to our existing credit facilities.

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2023 Guidance Update

RadNet amends its previously announced guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results
Total Net Revenue	$1,525 - $1,575 million	$1,550 - $1,600 million	$1,575 - $1,610 million
Adjusted EBITDA(1)	$220 - $230 million	$225 - $235 million	$232 - $242 million
Capital Expenditures(a)	$105 - $115 million	$110 - $120 million	Unchanged
Cash Interest Expense(c)	$35 - $40 million	$45 - $50 million	Unchanged
Free Cash Flow (b)(2)	$70 - $80 million	$65 - $70 million	Unchanged

Artificial Intelligence Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results
Total Net Revenue	$16 - $18 million	$16 - $18 million	$11 - $13 million
Adjusted EBITDA(1)	$(9) - $(11) million	$(9) - $(11) million	$(11) - $(13) million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.
(c)	Excludes payments to counterparties on interest rate swaps and nets interest income from our cash balance recorded in Other Income.

“We have increased our guidance ranges in our core Imaging Center reporting segment for Revenue and Adjusted EBITDA(1) to reflect the strong financial results in the first half of 2023 as compared with our budget. Additionally, we have lowered our guidance ranges for Revenue and Adjusted EBITDA(1) for the AI Segment to reflect delays resulting from optimizing the implementation of our Enhanced Breast Cancer Detection program.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2023 results on Tuesday, August 8th, 2023 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Tuesday, August 8, 2023

Time: 10:30 a.m. Eastern Time

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1626353&tp_key=fb76d167b0 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10181301.

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About RadNet, Inc.

RadNet, Inc., is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 363 owned and/or operated outpatient imaging centers. RadNet's markets include Arizona, California, Delaware, Florida, Maryland, New Jersey and New York. Together with affiliated radiologists, inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 9,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize technology, digital health initiatives, artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

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Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$356,651	$127,834
Accounts receivable	174,481	166,357
Due from affiliates	22,240	18,971
Prepaid expenses and other current assets	49,319	54,022
Total current assets	602,691	367,184
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	576,094	565,961
Operating lease right-of-use assets	627,130	603,524
Total property, plant, equipment and right-of-use assets	1,203,224	1,169,485
OTHER ASSETS
Goodwill	687,879	677,665
Other intangible assets	100,433	106,228
Deferred financing costs	1,962	2,280
Investment in joint ventures	52,492	57,893
Deposits and other	56,609	53,172
Total assets	$2,705,290	$2,433,907

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$333,224	$369,595
Due to affiliates	20,463	23,100
Deferred revenue	5,054	4,021
Current operating lease liability	59,504	57,607
Current portion of notes payable	15,989	12,400
Total current liabilities	434,234	466,723
LONG-TERM LIABILITIES
Long-term operating lease liability	628,845	604,117
Notes payable, net of current portion	848,333	839,344
Deferred tax liability, net	10,005	9,256
Other non-current liabilities	22,869	23,015
Total liabilities	1,944,286	1,942,455
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 67,669,564 and 57,723,125 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	7	6
Additional paid-in-capital	703,593	436,288
Accumulated other comprehensive loss	(15,183)	(20,677)
Accumulated deficit	(95,258)	(82,622)
Total RadNet, Inc.'s stockholders equity	593,159	332,995
Noncontrolling interests	167,845	158,457
Total equity	761,004	491,452
Total liabilities and equity	$2,705,290	$2,433,907

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

REVENUE
Service fee revenue	$363,918	$316,501	$716,338	$619,776
Revenue under capitation arrangements	39,797	37,874	77,941	76,365
Total service revenue	403,715	354,375	794,279	696,141
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	345,147	305,775	697,012	620,813
Depreciation and amortization	32,180	28,862	63,495	55,980
Loss (gain) on sale and disposal of equipment and other	77	81	656	1,209
Severance costs	1,870	99	2,004	300
Total operating expenses	379,274	334,817	763,167	678,302
INCOME (LOSS) FROM OPERATIONS	24,441	19,558	31,112	17,839
OTHER INCOME AND EXPENSES
Interest expense	16,039	11,385	31,761	22,978
Equity in earnings of joint ventures	(1,423)	(2,748)	(2,851)	(5,266)
Non-cash change in fair value of interest rate hedge	(4,159)	(6,306)	(66)	(27,125)
Other expenses (income)	40	(7)	1,472	158
Total other expense (income)	10,497	2,324	30,316	(9,255)
INCOME (LOSS) BEFORE INCOME TAXES	13,944	17,234	796	27,094
Benefit from (provision for) income taxes	614	(3,403)	(521)	(4,900)
NET INCOME (LOSS)	14,558	13,831	275	22,194
Net income (loss) attributable to noncontrolling interests	6,189	5,926	12,911	11,276
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$8,369	$7,905	$(12,636)	$10,918

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.14	$0.14	$(0.21)	$0.20

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.12	$0.13	$(0.21)	$0.18
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	59,880,803	56,059,824	59,221,453	55,683,335
Diluted	60,916,985	56,966,548	59,221,453	56,666,290

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$275	$22,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,495	55,980
Amortization of operating lease assets	31,601	34,055
Equity in earnings of joint ventures	(2,851)	(5,266)
Distributions from joint ventures	8,947	–
Amortization deferred financing costs and loan discount	1,494	1,295
Loss (Gain) non sale and disposal of equipment	656	1,209
Amortization of cash flow hedge	1,844	1,847
Non-cash change in fair value of interest rate hedge	(66)	(27,125)
Stock-based compensation	17,055	15,795
Change in fair value of contingent consideration	3,098	(1,287)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(8,124)	(30,566)
Other current assets	4,703	(709)
Other assets	(6,590)	1,282
Deferred taxes	(2,249)	4,732
Operating lease liability	(28,582)	(32,219)
Deferred revenue	1,033	(7,565)
Accounts payable, accrued expenses and other	14,952	32,092
Net cash provided by operating activities	100,691	65,744
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(10,315)	(26,009)
Purchase of property and equipment and other	(95,380)	(72,659)
Proceeds from sale of equipment	73	4,121
Equity contributions in existing and purchase of interest in joint ventures	(288)	(1,441)
Net cash used in investing activities	(105,910)	(95,988)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(1,051)	–
Payments on Term Loan Debt	(7,376)	(6,625)
Distributions paid to noncontrolling interests	(3,523)	–
Proceeds from issuance of common stock	246,201	–
Proceeds from issuance of common stock upon exercise of options	51	–
Net cash used in financing activities	234,302	(6,625)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(266)	1,433
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	228,817	(35,436)
CASH AND CASH EQUIVALENTS, beginning of period	127,834	134,606
CASH AND CASH EQUIVALENTS, end of period	$356,651	$99,170

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$39,301	$19,687
Cash paid during the period for income taxes	$201	$126
Cash received (paid) during the period from cash flow hedge	$6,715	$(4,248)
Cash Interest Received on our Cash Balance	$2,681	$–

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RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income (loss) attributable to Radnet, Inc. common stockholders	$8,369	$7,905	$(12,636)	$10,918
Income taxes	(614)	3,403	521	4,900
Interest expense	16,039	11,385	31,761	22,978
Severance costs	1,870	99	2,004	300
Depreciation and amortization	32,180	28,862	63,495	55,980
Non-cash employee stock-based compensation	4,870	4,693	17,056	15,795
Loss (gain) on sale and disposal of equipment and other	77	81	656	1,209
Non-cash change in fair value of interest rate hedge	(4,159)	(6,306)	(66)	(27,125)
Other expenses	40	(7)	1,472	158
Legal settlements	–	–	–	2,197
Contingent Consideration	1,014	–	2,630	–
Non-operational rent expenses	759	1,222	1,718	2,160

Adjusted EBITDA Including Losses from AI Segment	$60,445	$51,337	$108,611	$89,470

Losses from AI Segment	3,285	4,207	7,779	7,792

Adjusted EBITDA excluding Losses from AI Segment	$63,730	$55,544	$116,390	$97,262

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PAYOR CLASS BREAKDOWN

Second Quarter
2023

Commercial Insurance	58.3%
Medicare	22.2%
Capitation	9.9%
Medicaid	2.5%
Workers Compensation/Personal Injury	3.2%
Other	4.1%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	Second Quarter	Full Year	Full Year	Full Year
	2023	2022	2021	2020

MRI	36.7%	36.8%	36.0%	35.4%
CT	16.9%	17.5%	17.2%	17.6%
PET/CT	6.4%	5.8%	5.5%	6.0%
X-ray	6.6%	6.7%	3.9%	7.3%
Ultrasound	13.0%	12.6%	12.7%	12.3%
Mammography	15.6%	15.3%	16.1%	15.7%
Nuclear Medicine	0.8%	0.9%	1.0%	1.0%
Other	4.0%	4.5%	4.6%	4.7%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	Second Quarter	Second Quarter
	2023	2022

MRI	387,619	346,598
CT	235,138	211,221
PET/CT	15,036	12,710
Nuclear Medicine	9,463	9,857
Ultrasound	620,660	552,941
Mammography	450,747	393,515
X-ray and Other	832,719	763,334

Total	2,551,382	2,290,176

  * Volumes include wholly owned and joint venture centers.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	June 30,
	2023	2022

NET INCOME ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$8,369	$7,905

Subtract non-cash change in fair value of interest rate swaps (i)	(4,159)	(6,306)
Non-operational rent expenses (iii)	759	1,222
Contingent Consideration	1,014	–
AI Segment Losses (iv)	8,655	5,892
Total adjustments - loss (gain)	6,269	808
Subtract tax impact of Adjustments (ii)	276	(160)
Tax effected impact of adjustments	6,545	648

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE
TO RADNET, INC. COMMON SHAREHOLDERS	6,545	648

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC.	14,914	8,553
COMMON STOCKHOLDERS

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	60,916,985	56,966,548

ADJUSTED DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.24	$0.15

(i)	Impact from the change in fair value of the swpas during the quarter. Excludes the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(ii)	Tax effected using (4.40)% and 19.75% blended federal and state effective tax rate for the second quarter of 2023 and 2022, respectively.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(iv)	Represents losses before income taxes from Artificial Intelligence reporting segment.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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